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                       SECURITIES AND EXCHANGE COMMISSION

                                Washington, D. C.



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: February 19, 1996





                          MORRISON KNUDSEN CORPORATION


                          Commission File Number 1-8889





                             A Delaware corporation

                   IRS Employer Identification No. 82-0393735




                   MORRISON KNUDSEN PLAZA, PLAZA, IDAHO 83729

                                  208/386-5000
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                          MORRISON KNUDSEN CORPORATION
                          COMMISSION FILE NUMBER 1-8889


ITEM 5.  OTHER MATERIAL IMPORTANT EVENTS.

On February 19, 1996, the Company announced that, as part of its ongoing restructuring plan, it has begun preliminary negotiations with its secured creditors concerning a recapitalization of the company and has proposed exchanging its existing secured debt for equity in the company. See the press release which is filed as Exhibit 99.1 hereto and which is incorporated herein by this reference.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             MORRISON KNUDSEN CORPORATION



February 20, 1996                            By:  /s/ Stephen G. Hanks
                                                 ---------------------------
                                                  Stephen G. Hanks
                                                  Executive Vice President and
                                                  Chief Legal Officer

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                                                                    EXHIBIT 99.1

MORRISON KNUDSEN CORPORATION                                       NEWS RELEASE

Morrison Knudsen Plaza/P. O. Box 73
Boise, Idaho  83729                            For Further Information Contact:
Telex:  368439/Phone:  (208) 386-                      Corporate Communications
6611
Fax:  (208) 386-5065

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FOR RELEASE:                    February 19, 1996

                        MK ANNOUNCES TALKS WITH CREDITORS

     BOISE -- Morrison Knudsen Corporation, as part of its ongoing restructuring plan, has begun preliminary negotiations with its secured creditors concerning a recapitalization of the company and has proposed exchanging its existing secured debt for equity in the company. As indicated in earlier reports, MK expects that the proposed recapitalization would substantially reduce the value of existing stockholders' interests.
     "The debt-for-equity exchange that we have proposed is the next step in the company's restructuring plan," said Morrison Knudsen Chairman Robert S. Miller. "We have made tremendous progress in refocusing the company and are confident that we will generate sufficient cash flow to pay off the company's existing bridge loan."
     MK's bridge loan, which had an initial capacity of $129 million, has a current balance of $25 million and is due on March 31, 1996.
     "In order to repay the company's outstanding senior debt due in September and December 1996, we must find a new source of equity investment or restructure that debt," Miller added. "We continue to look for equity investors and to explore other alternatives, but at this time, the debt-for-equity exchange recapitalization appears to be the best available alternative."
     MK President and Chief Executive Officer Robert A. Tinstman said, "The proposed recapitalization, if implemented, will dramatically reduce our debt and enhance our ability to serve MK's clients in our core engineering, construction, environmental and mining businesses. The proposed recapitalization will not adversely affect our subcontractors, suppliers, other general trade and unsecured creditors in either the timing or amount of payment to them. In sum, our plan is intended to reestablish the company's financial foundation so that MK can continue to serve our current clients, effectively compete for new work and create a more stable environment for our employees."
     Morrison Knudsen Corporation (NYSE-MRN), founded in 1912, serves the world's environmental, industrial, process, operations & maintenance, power, transportation, and heavy construction markets as an engineer and contractor.

     (Note: Except for historical statements, information in this document is forward-looking. For the purposes of the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, actual results may differ materially due to a variety of factors: There can be no assurance that the proposed recapitalization can be accomplished and even if a recapitalization is achieved, there can be no assurance that the holders of existing MK common equity will receive any recovery of their investment. Completion of a recapitalization requires MK to obtain a continuing working capital facility. There can be no assurance that such a facility will be available on terms acceptable to the company or its existing secured creditors.)

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